Exhibit 10.16
The Seadrill Short Term Incentive Plan (STIP)
The Seadrill STIP is a discretionary cash incentive award which aims to recognise and reward achievement of performance goals which are critical to the success of Seadrill. The purpose of this guide is to explain how the Plan works.
2024 STIP Payments
The STIP is aligned to Seadrill’s financial year starting on January 1, 2024 and ending on December 31, 2024. This is known as the Performance Period.
Performance Measures
STIP payments are determined by performance against the following weighted performance measures:

Performance	Measure	% Weighting (of STIP Target)
Financial	Company EBITDA	25%
	Company Levered Free Cash Flow (LFCF)[1]	15%
Business	Company TRIF[1]	25%
	Company TU	15%
Individual	Performance Appraisal Rating	20%
12024 weighting changed from 2023.
The sum of the weighted performance scores is multiplied by your STIP target to determine the percentage of base salary you will receive as your STIP award.

Performance

STIP Target %	Financial (40%) + Business (40%)	=	STIP Award %

+ Individual (20%)

Company EBITDA Threshold Performance
In order for any part of the Plan to pay out, at least 80% of the Company EBITDA target must be achieved. This is referred to as the Company EBITDA Threshold. If this minimum level of company financial performance is not achieved, no STIP payments will be made. Subject to this threshold being met, the following performance targets apply:
Performance Targets
The STIP score is determined by the level of performance achievement against each measure, up to the maximum opportunity. Where results fall between threshold, target and maximum, the score is calculated on a sliding scale, with a zero score for elements where achievement is below threshold. The performance targets and STIP scores are provided in the following tables.
Financial Performance – 40 weighting
Onshore financial performance is measured using a weighted combination of key financial measures as shown in the table below:

Financial performance	Range (Threshold – Max)	Threshold	Target	Maximum
Company EBITDA (USDm)	80-120%	334	418	502
Company LFCF (USDm)	70-130%	-78	-60	-42
Combined STIP score		50%	100%	200%
Combined Weighted STIP score		20%	40%	80%

Business Performance – 40% weighting
Business Performance is measured using a weighted combination of both key HSE (Total Recordable Incident Frequency - TRIF) and productivity (Technical Utilisation - TU) measures as shown in the table below:

Business performance	Range (Threshold – Max)	Threshold	Target	Maximum
Company TRIF	87% - 133%	10% below the 2024 TRIF average reported by IADC
Company TU	40%	92.26%	96.10%	97.54%
Combined STIP score		50%	100%	200%
Combined Weighted STIP score		20%	40%	80%

Individual Performance – 20% weighting
Individual performance is based on your end of year Performance Appraisal (PA) rating for the Performance Period as shown in the table below. If your PA rating is 1, you will not receive an STIP award.

Individual Performance	2	3	4	5
STIP score	50%	100%	150%	200%
Weighted STIP score	10%	20%	30%	40%

The STIP is limited to senior employees in specific positions only. We ask you to keep your participation and the conditions of the plan strictly confidential.
2024 Short Term Incentive Plan – Onshore ExCo & VP

SEADRILL SHORT TERM INCENTIVE PLAN RULES
Company discretion
•All payments made under the STIP are at the discretion of the Company.
•The Company reserves the right to amend or discontinue the Plan at any time without prior notice.
•The Plan does not form part of your terms and conditions of employment.

Eligibility
•You are eligible to participate in the Plan if you are an employee of Seadrill and are in a STIP eligible position.
•You are not eligible to participate in the Plan if you are a contingent worker or contractor.

STIP calculation base salary	•Your base salary at December 31st of the Performance Year is used to calculate of your STIP payment.
STIP Payment
•Providing the Company EBITDA threshold target has been met, incentive payments are calculated and paid following Board approval of the Company’s performance results, typically in the first quarter after the end of the Performance Period.
•All payments will be made via payroll and are subject to normal income tax and social security deductions.
•STIP payments made to SIR employees are subject to GPA deduction.

Individual Performance Rating
•Your individual performance in the Performance Year must be satisfactory. If your performance appraisal score is 1, or you receive a disciplinary warning you will not receive a STIP payment.
•If you do not have an individual performance rating, an on-target rating of ‘3’ will be applied for the purpose of the STIP.

New starters
•You must have commenced employment on or before December 31st to be considered eligible for that Performance Year.
•Your incentive payment will be prorated to reflect the days worked in a STIP eligible position during the Performance Period.

Part-time workers and reduced hours
•Your STIP payment will be adjusted proportionately to reflect the number of hours you are contracted to work in the Performance Period in a STIP eligible position.
•This proration will take into account changes to your contractual working hours during the Plan Period (e.g. going from full time to part time).

2024 Short Term Incentive Plan – Onshore ExCo & VP

SEADRILL SHORT TERM INCENTIVE PLAN RULES
Extended Leave of absence	•If you are on extended leave of absence during the plan period, your STIP will be prorated to reflect the days worked in the Performance Period, unless contra to local regulations.
Moving into or out of an STIP eligible position during the plan period (for example promotion)
•Your STIP payment will be prorated based on days worked in a STIP eligible position in the Performance Period.
•STIP eligible employees promoted during the Performance Period will receive incentive payments prorated to reflect the change in STIP % target, if applicable, during the Performance Period.
•STIP is calculated based on your annual base salary at December 31st of the Performance Year.

Moving to another rig during the plan period (offshore STIP)
•The performance result of each rig you have worked on will be applied and this will be prorated to reflect the number of days you worked on each rig in a STIP eligible position during the Performance Period.
•The exception to the above will be for temporary short-term rig assignments of less than 1 hitch.

Moving onshore – offshore during the plan period
•Your STIP payment will be prorated to reflect time worked in STIP eligible onshore and offshore positions during the Performance Period and based on your salary on December 31st of the Performance Year.

Offshore participants in non- operating positions (offshore STIP)
•STIP eligible offshore employees working in non-operating positions will have their award calculated using the average performance results of all rigs. Award proration will apply in the same way as for rig moves during the Plan Period.

Leaving Seadrill
•You will not receive a STIP payment if you leave Seadrill voluntarily or for reason of gross misconduct or you have given notice to leave Seadrill prior to the STIP payment being made.
•You will be eligible to receive your STIP payment if you leave Seadrill due to reason of redundancy on or after January 1, 2024 and meet all other STIP criteria.

2024 Short Term Incentive Plan – Onshore ExCo & VP